Exhibit 99.1

Mitel Reports Second Quarter Fiscal 2011 Financial Results

OTTAWA, Ontario – December 2, 2010 – Mitel (Nasdaq: MITL), a leading provider of unified communications software solutions, today announced its financial results for the second quarter of fiscal 2011 ended October 31, 2010. All financial results are in U.S. dollars.

Financial Highlights

•	Revenue for the second quarter of fiscal 2011 was $161.1 million, compared to $162.4 million for the second quarter of fiscal 2010.
•	Adjusted EBITDA (as defined below) for the second quarter of fiscal 2011 was $18.2 million, compared to $22.0 million for the second quarter of fiscal 2010.
•	Cash and cash equivalents as of October 31, 2010 were $90.0 million, up 6 percent compared to the end of the first quarter of fiscal 2011.
•	Operating cash flows for the second quarter of fiscal 2011 were $7.4 million, an increase of $10.9M over the second quarter of fiscal 2010.

Net income under U.S. GAAP for the second quarter of fiscal 2011 was $80.9 million, or $1.45 per share, compared to a net loss of $20.0 million, or $2.23 per share, in the same period last year(1). Net income for the second quarter of fiscal 2011 was largely driven by the relief of a valuation allowance of approximately $80.0 million, net of a provision for uncertain tax provisions, primarily relating to Mitel’s deferred tax assets in Canada.

Non-GAAP net income for the second quarter of fiscal 2011 was $9.1 million, or $0.16 per share, compared to non-GAAP net income of $9.2 million, or $0.16 per share, in the same period last year. Please refer to the GAAP to non-GAAP reconciliation tables in this release.

“During the second quarter we made progress on many fronts,” stated Don Smith, chief executive officer, Mitel. “Our virtualization products, mobility products and our recently announced Mitel Freedom architecture have been well received in the market place. Additionally, we are seeing new opportunities in Europe to expand our enterprise business and are optimistic we can grow this area over the remainder of the fiscal year.”

Business Highlights

The following are highlights of business developments during the second quarter of fiscal 2011:

•	New customer highlights: Make-a-Wish Foundation, International Herald Tribune, Cornwall County Council, and Texas City Independent School District.
•

Unveiled the Mitel Freedom architecture; a single, cloud-ready software stream that delivers an array of communications options for businesses looking to integrate a voice solution into best-in-class networks and applications.

•

Announced the availability of Mitel Mobility for BlackBerry® Mobile Voice System 5 (BlackBerry MVS) with voice over Wi-Fi calling, extending Mitel’s unified business communications features securely to BlackBerry® smartphone workers over cellular and Wi-Fi networks.

•

Announced two major enhancements to the Mitel Mobile service including Mobile Wireless Integration, which enables users to seamlessly access their entire corporate voice network and Adaptive Mobile Connect, which can give customers increased speed of access to data services, with hybrid 3G/4G data services.

•	Won the Nemertes Research PilotHouse Unified Communications Vendor award ranking highest of UC vendors in the Market Challengers category.
•

Achieved Platinum Partner Level in the Oracle Partner Network (OPN) – recognizing Mitel for its in-depth expertise and excellence in delivering an integrated voice and data virtualized desktop solution for customers worldwide.

•	Signed distribution agreement with Arrow Enterprise Computing Solutions that will continue the expansion of Mitel’s IT software distribution network.
•	Announced Telstra, a leading Australian telecommunications and information services company, has extended its portfolio of Mitel products to include Mitel Virtual Solutions.

“We are encouraged by the activity levels we saw this quarter, particularly in the Asia Pacific region which grew 42 percent year over year,” stated Steve Spooner, chief financial officer, Mitel. “We experienced strong demand for our Mitel 5000 Communications Platform and made some key hires in our U.S. region to drive growth. Our core product margins are strong and the selective investments we are making in marketing and sales improve our confidence in driving long term growth.”

Business Outlook

Mitel has set the following financial performance guidance for the third quarter of fiscal year 2011 ending January 31, 2011:

•	Revenue is expected to be in the range of $157 to $162 million.
•	Gross margin percentage is expected to be approximately flat compared to the second quarter of fiscal 2011.
•

Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 38.5 to 39.5 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.2 million.

(1)	Net loss per share for the second quarter of fiscal 2010 includes a non-cash charge of $11.9 million for accretion on Class 1 Preferred Shares. The Class 1 Preferred Shares were converted into common shares in conjunction with the April 2010 initial public offering.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EST (2:00 p.m. PST) to discuss its financial results for the second quarter ended October 31, 2010. To access the conference call, dial 866-322-2356. Callers outside the US and Canada should dial 416-640-3405. A replay of the conference call will be available through Tuesday, December 7, 2010. To access the replay, please dial 888-203-1112 and enter pass code 3373349. Callers outside the US and Canada should dial 647-436-0148 and enter pass code 3373349. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

Adjusted EBITDA is defined as consolidated net income (loss) before (1) interest expense, (2) income tax recovery, (3) amortization and depreciation, (4) foreign exchange gain (loss), (5) fair value adjustment on derivative instruments, (6) special charges and restructuring costs, and (7) stock-based compensation. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA”.

Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form-10-K, which has been filed with the U.S. Securities and Exchange Commission on July 27, 2010 and filed with Canadian securities authorities.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its third quarter results until after it releases its financial results for the third quarter of fiscal year 2011 and holds its conference call with respect to such results.

Some of the statements in this press release, including the information regarding our financial performance targets for the third quarter of fiscal year 2011, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations, our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular
•	A stable or recovering economic environment
•	No significant event occurring outside the ordinary course of our business
•	Stable foreign exchange and interest rates
•	No asset impairments
•	No material changes in effective tax rates

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future
•	Fluctuations in our quarterly and annual revenues and operating results
•	Fluctuations in foreign exchange rates
•	Current and ongoing global economic instability
•	Intense competition
•	Our reliance on channel partners for a significant component of our sales
•	Our dependence upon a small number of outside contract manufacturers to manufacture our products
•	Our ability to successfully implement and achieve our business strategies
•	Our ability to realize our deferred tax assets

Additional risks are discussed herein and under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and Canadian securities authorities.

Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel Networks (Nasdaq:MITL) is a global provider of business communications solutions and services, consisting of unified communications and collaboration software applications, IP telephony platforms, mobility applications and managed and network services. Mitel enables businesses of all sizes to move beyond basic fixed telephony tools toward integrated multi-media collaboration solutions, accessible from anywhere, helping to improve performance, gain competitive advantage, and reduce costs. Mitel’s global headquarters are in Ottawa, Canada, U.S. headquarters are in Chandler, Arizona and EMEA headquarters are in Caldicot, UK, with offices, partners, and resellers worldwide. For more information visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Kevin Johnson (media and industry analysts), 613-592-2122 x6690, kevin_johnson@mitel.com

Twitter: @Kevin_Johnson

Cynthia Hiponia (investor relations), 613-592-2122 x1992, investorrelations@mitel.com

MITL-F

MITEL NETWORKS CORPORATION

(incorporated under the laws of Canada)

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	October 31, 2010	April 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$90.0	$76.6
Accounts receivable	123.0	121.5
Sales-type lease receivables	32.8	33.8
Inventories	32.0	26.7
Deferred tax asset	12.5	15.0
Other current assets	43.2	46.5

	333.5	320.1
Non-current portion of sales-type lease receivables	24.8	29.2
Deferred tax asset	85.6	5.0
Property and equipment	15.0	17.0
Identifiable intangible assets	111.8	123.1
Goodwill	134.5	134.5
Other non-current assets	9.9	12.1

	$715.1	$641.0

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities	$116.6	$107.7
Due to related parties	0.4	7.2
Current portion of deferred revenue	42.8	46.2
Current portion of long-term debt	4.1	4.1

	163.9	165.2
Long-term debt	344.8	345.7
Lease recourse liability	7.2	7.9
Long-term portion of deferred revenue	12.2	14.1
Deferred tax liability	59.2	70.9
Pension liability	71.4	68.1
Other non-current liabilities	22.5	24.0

	681.2	695.9
Shareholders’ equity (deficiency)	33.9	(54.9)

	$715.1	$641.0

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended October 31, 2010	Quarter Ended October 31, 2009	Six Months Ended October 31, 2010	Six Months Ended October 31, 2009
Revenues:
Telecommunications	$141.5	$143.6	$282.3	$284.0
Network services	19.6	18.8	38.8	37.8

	161.1	162.4	321.1	321.8

Cost of revenues:
Telecommunications	73.9	72.8	146.3	144.4
Network services	10.7	11.0	21.2	22.2

	84.6	83.8	167.5	166.6

Gross margin	76.5	78.6	153.6	155.2

Expenses:
Selling, general and administrative	55.0	53.4	108.2	106.8
Research and development	13.3	13.2	26.4	26.3
Special charges and restructuring costs	4.4	2.3	4.3	2.7

	72.7	68.9	138.9	135.8

Operating Income	3.8	9.7	14.7	19.4
Interest expense	(5.1)	(8.9)	(10.2)	(17.7)
Fair value adjustment on derivative instruments	0.2	(23.9)	1.0	(23.3)
Other income (expense), net	(0.4)	1.0	(0.3)	(0.4)

Income (loss) before income taxes	(1.5)	(22.1)	5.2	(22.0)
Current income tax recovery	1.5	1.4	0.5	0.8
Deferred income tax recovery	80.9	0.7	82.0	3.2

Net income (loss)	$80.9	$(20.0)	$87.7	$(18.0)

Net income (loss) attributable to common shareholders	$80.9	$(31.9)	$87.7	$(41.3)

Net income (loss) per common share
Basic	$1.53	$(2.23)	$1.66	$(2.88)
Diluted	$1.45	$(2.23)	$1.56	$(2.88)

Weighted-average number of common shares outstanding (in millions):
Basic	52.8	14.3	52.8	14.3
Diluted	56.0	14.3	56.2	14.3

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended October 31, 2010	Quarter Ended October 31, 2009	Six Months Ended October 31, 2010	Six Months Ended October 31, 2009
Net income (loss)	$80.9	$(20.0)	$87.7	$(18.0)
Income tax recovery	(82.4)	(2.1)	(82.5)	(4.0)

Net income (loss) before income tax	(1.5)	(22.1)	5.2	(22.0)
Adjustments:
Foreign exchange loss (gain)	0.7	(0.5)	0.8	0.8
Fair value adjustment on derivative instruments	(0.2)	23.9	(1.0)	23.3
Special charges and restructuring costs	4.4	2.3	4.3	2.7
Stock-based compensation	1.3	1.2	2.1	1.8
Amortization of acquisition-related intangibles assets	5.6	5.7	11.2	11.6

Non-GAAP net income before income tax	10.3	10.5	22.6	18.2
Non-GAAP tax expense(1)	(1.2)	(1.3)	(2.7)	(2.2)

Non-GAAP net income	$9.1	$9.2	$19.9	$16.0

Non-GAAP net income per common share	$0.16	$0.16	$0.35	$0.28
Weighted-average number of common shares outstanding (in millions):	56.0	56.7 (2)	56.2	56.7 (2)

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.
(2)	Due to the change in capital structure as a result of the initial public offering and related transactions, the non-GAAP weighted-average common shares shown reflects the fully diluted shares as at April 30, 2010.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2010	Quarter Ended October 31, 2009	Six Months Ended October 31, 2010	Six Months Ended October 31, 2009
Net income (loss)	$80.9	$(20.0)	$87.7	$(18.0)
Adjustments:
Interest expense	5.1	8.9	10.2	17.7
Income tax recovery	(82.4)	(2.1)	(82.5)	(4.0)
Amortization and depreciation	8.4	8.3	17.0	17.2
Foreign exchange loss (gain)	0.7	(0.5)	0.8	0.8
Fair value adjustment on derivative instruments	(0.2)	23.9	(1.0)	23.3
Special charges and restructuring costs	4.4	2.3	4.3	2.7
Stock-based compensation	1.3	1.2	2.1	1.8

Adjusted EBITDA	$18.2	$22.0	$38.6	$41.5